                                                                     EXHIBIT 4.2

                          INVESTORS RIGHTS AGREEMENT

    This Agreement is made and entered into as of September 28, 1999 (the "Effective Date"), by and among Lexar Media, Inc., a California corporation (the "Company"), certain existing shareholders of the Company who are listed on
Schedule 1 attached hereto (the "Shareholders") and such other persons executing
----------
this Agreement who are listed on Schedule 2, attached hereto and as amended from
                                 ----------
time to time (collectively referred to as the "Investors").

                                    RECITALS

    WHEREAS, the Company and the Investors have entered into a Series E Preferred Stock Purchase Agreement, of even date herewith as such agreement may be amended (the "Purchase Agreement"), pursuant to which the Company has agreed to issue and sell shares of the Company's Series E Convertible Preferred Stock, no par value ("Series E Preferred"), to the purchasers signatory to the Purchase Agreement at any closing thereunder (the "Investors"), to the extent and in such amounts as set forth therein.

    WHEREAS, as a condition to the obligations of the Investors under the Purchase Agreement and in consideration of the consent of the Shareholders to the transactions contemplated by the Purchase Agreement, the Company has agreed to grant the Shareholders and the Investors (who collectively are referred to as the "Holders") certain rights, including without limitation: (i) certain information and inspection rights, (ii) rights to designate members of the Company's Board of Directors, (iii) rights of first refusal, and (iv) registration rights, on the terms and conditions set forth herein.

    WHEREAS, the Company and the Holders intend that this Agreement will supersede all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters addressed in this Agreement, including without limitation: (i) the Investors' Rights Agreement dated as of November 18, 1998 among the Company and the investor parties thereto, and (ii) the Summary of Proposed Principal Terms dated August 18, 1999.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows.

     Section 1.  Definitions.
                 -----------

     As used in this Agreement, the following terms shall have the meanings as set forth herein:

     1.1.  "Affiliate" means any Person which controls, is controlled by or is
            ---------
under common control with any other Person or Persons. For the purposes of this definition, "control"

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has the meaning specified as of the date of this Agreement for that word in Rule
405 promulgated by the Commission under the Securities Act.

     1.2.  "Board" means the Board of Directors of the Company.
            -----
     1.3.  "Bridge Loan Warrant" means the warrant to purchase 88,241 shares of
            -------------------
the Company's Series E Preferred Stock granted to certain of the Investors as of August 6, 1999.

     1.4.  "Commission" means the United States Securities and Exchange
            ----------
Commission, and any successor thereto.

     1.5.  "Common Stock" means the Company's common stock, no par value.
            ------------

     1.6.  "Exchange Act" means the Securities Exchange Act of 1934, as amended,
            ------------
and the rules and regulations promulgated from time to time thereunder.

     1.7.  "Holders" means (a) holders as of the date of this Agreement of
            -------
Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, who either purchased such shares of Preferred Stock from the Company or are transferees of such Preferred Stock under Section 7.10 of this Agreement, and each of whom is a party to this Agreement, (b) any additional holders of Series E Preferred who acquire Series E Preferred from the Company pursuant to the Purchase Agreement; and (c) any subsequent legal or beneficial owner of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Registrable Common who has become a party to this Agreement in accordance with Section 7.10.

     1.8.  "Person" means an individual, partnership, limited partnership,
            ------
corporation, business trust, limited liability company, an association, joint stock company, a trust, unincorporated organization, joint venture, or other entity of whatever nature.

     1.9.  "Preferred Stock" means shares of Series A Preferred, Series B
            ---------------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred and all shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, as the case may be, issued in exchange or substitution therefor.

     1.10. "Purchase Agreement" has the meaning specified in the Recitals.
            ------------------

     1.11. "Registrable Common" means (a) any shares of Common Stock which have
            ------------------
been issued or are issuable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, (b) any shares of Common Stock which have been issued or are issuable upon exercise of the Warrants, the Series C Warrant, the Series E Warrant or the Bridge Loan Warrant, and (c) any share of Common Stock issued as a dividend, stock split, reclassification, recapitalization or other distribution with respect to or in exchange for replacement of any Registrable Common, provided, however, that shares of Common Stock shall no longer be Registrable Common when they shall have been effectively

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

registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold by the Holder pursuant to Rule 144.

     1.12.  "Register," "registered" and "registration" refer to a registration
             -----------------------------------------
effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such Registration Statement.

     1.13.  "Rule 144" means Rule 144 promulgated by the Commission under the
             --------
Securities Act, as such rule may be amended from time to time, or any successor rule thereto.

     1.14.  "Securities Act" means the Securities Act of 1933, as amended, and
             --------------
the rules and regulations promulgated from time to time thereunder.

     1.15.  "Series A Preferred" means (a) up to 3,000,000 outstanding shares of
             ------------------
the Company's Series A Convertible Preferred Stock, no par value, and any shares of Series A Preferred issued in payment of a dividend upon any share of Series A Preferred and (b) any other Registrable Common issued as a dividend or other distribution with respect to, or in replacement of, any Series A Preferred.

     1.16.  "Series B Preferred" means (a) up to 3,000,048 outstanding shares of
             ------------------
the Company's Series B Convertible Preferred Stock, no par value, and any shares of Series B Preferred issued in payment of a dividend upon any share of Series B Preferred and (b) any other Registrable Common issued as a dividend or other distribution with respect to, or in replacement of, any Series B Preferred.

     1.17.  "Series C Preferred" means (a) up to 11,443,750 outstanding shares
             ------------------
of the Company's Series C Convertible Preferred Stock, no par value, and any shares of Series C Preferred issued in payment of a dividend upon any share of Series C Preferred, (b) any shares of Series C Preferred which have been issued or are issuable upon exercise of the Series C Warrant, and (c) any other Registrable Common issued as a dividend or other distribution with respect to, or in replacement of, any Series C Preferred.

     1.18.  "Series C Warrant" means the warrant to purchase 100,000 shares of
             ----------------
the Company's Series C Preferred Stock granted to Micro-Comp Industries as of February 23, 1998.

     1.19.  "Series D Preferred" means (a) up to 6,943,618 outstanding shares of
             ------------------
the Company's Series D Convertible Preferred Stock, no par value, and any shares of Series D Preferred issued in payment of a dividend upon any share of Series D Preferred, and (b) any other Registrable Common issued as a dividend or other distribution with respect to, or in replacement of, any Series D Preferred.

     1.20.  "Series E Preferred" means (a) up to 11,583,011 outstanding shares
             ------------------
of the Company's Series E Convertible Preferred Stock, no par value, and any shares of Series E Preferred issued in payment of a dividend upon any share of Series E Preferred, (b) any shares of Series E Preferred which have been issued or are issuable upon exercise of the Bridge Loan Warrant or the Series E Warrant, (c) any shares of Series E Preferred which have been issued or are issuable upon the conversion of the convertible promissory note issued by the Company on or about May 13, 1999 in the principal amount of $150,000, (d) any shares of Series E Preferred which have been issued or are issuable upon the conversion of the convertible promissory notes issued by the Company on or about August 6, 1999 in the aggregate principal amount of $2,285,449.38, (e) up to 200,000 shares of Series E Preferred which have been issued or are issuable to unaffiliated parties providing the Company with equipment leases, real property leases, loans, credit line, guaranties of indebtedness, cash price reductions or similar financing and (f) any other Registrable Common issued as a dividend or other distribution with respect to, or in replacement of, any Series E Preferred.

     1.21.  "Series E Warrant" means the warrant to purchase 231,660 shares of
             ----------------
the Company's Series E Preferred Stock granted to SG Cowen Securities Corporation as of an even date herewith.

     1.22.  "Warrants" means the warrants to purchase 125,000 shares of the
             --------
Company's Common Stock granted to certain of the Investors as of January 16, 1998 and the warrant granted to SMART Modular Technologies, Inc. as of an even date herewith to purchase up to a certain number of shares of the Company's Common Stock as set forth in the warrant.

     Section 2.  Affirmative Covenants.  Subject to the provisions of Section 6,
                 ---------------------
the Company covenants and agrees as follows:

     2.1.  Corporate Existence.  The Company will maintain its corporate
           -------------------
existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse effect on the business, properties, prospects or condition, financial or otherwise, of the Company (a "Material Adverse Effect").

     2.2.  Books of Account and Reserves.  The Company will keep books of record
           -----------------------------
and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants from one of the "Big 5" firms as selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission (the "Accountants"). Commencing with the year ending December 31, 1997, the Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants.

     2.3.  Furnishing of Financial Statements and Information. The Company will
           --------------------------------------------------
deliver to each Holder owning at least 500,000 shares of Preferred Stock (or equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the Effective Date):

          2.3.1. as soon as available, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet of the Company, together with the related statements of operations, retained earnings and cash flow statements for such quarter (provided, however, that such statements need not include footnotes, but otherwise shall comply with generally accepted accounting principles (subject to normal year-end adjustments));

          2.3.2. as soon as available, but in any event within ninety (90) calendar days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, retained earnings and cash flow statements for such fiscal year, all in reasonable detail and duly certified by the Accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

          2.3.3. within ten (10) business days after the Company learns of the commencement or written threats of the commencement of any material lawsuit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

          2.3.4. promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange;

          2.3.5. with reasonable promptness, notice of any default in any agreement involving obligations of or payments to the Company in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

          2.3.6. at least thirty (30) calendar days before the beginning of each fiscal year, management will prepare and submit to the Board of Directors and each Holder owning at least 625,000 shares of Preferred Stock (or equivalent number of shares of Common Stock issued upon the conversion of the Preferred Stock subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the Effective Date) the operating plan and budget for the upcoming year, and as soon as available, but in any event within thirty calendar (30) days after the end of each month, the Company will prepare and deliver to each such Holder an unaudited balance sheet of the Company as of the end of such month, together with the related statements of operations, retained earnings and cash flow statements for each such month, and on a year to date basis (provided, however, that such statements need not include footnotes, but otherwise shall comply with generally accepted accounting principles (subject to normal year-end adjustments)), which shall also include a comparison of the Company's actual performance against the Company's operating plan and budget for such period; and

          2.3.7. with reasonable promptness, such other financial information and projections relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time the Holders may reasonably request.

          2.3.8. With respect to any financial projections submitted to the Holders, the Company represents and warrants only that such financial projections were prepared in good faith based on reasonable assumptions and are not inconsistent with any other projections prepared by or for the Company or reflected in any internal Company plans, budgets or forecasts.

     2.4.  Inspection. The Company will permit each Holder owning at least
           ----------
625,000 shares of Preferred Stock (or equivalent number of shares of Common Stock issued upon the conversion of the Preferred Stock subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the Effective Date), or any other representatives designated by each Holder and reasonably satisfactory to the Company, to visit and inspect, at such Holders' expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, all to such reasonable extent and at such reasonable times and intervals as such Holder may reasonably request; provided, however, that the Holder's foregoing rights are limited to exercising such rights only for purposes related to such Holder's stock ownership in the Company and nothing herein will require the Company to take action or provide information (i) that would be subject to attorney-client privilege or (ii) to a party with which the Company is at the time engaged in a dispute or litigation. The Holders shall maintain, and shall require their representatives to maintain, all confidential information obtained from the Company on a confidential basis.

     2.5.  Attendance at Board Meetings.  For so long as Toshiba America
           ----------------------------
Electronic Components, Inc. ("Toshiba") holds (of record and beneficially) at least 1,000,000 shares of Series A Preferred Stock, Toshiba shall, at its own expense, be entitled to reasonable notice of and to attend all meetings of the Board of Directors of the Company as an observer. If GE Capital Equity Investments, Inc. ("GE Capital") appoints an independent director to the Board of Directors pursuant to Section 5.5 of Article VI of the Company's Restated Articles of Incorporation, so long as GE Capital holds (of record and beneficially) at least 500,000 shares of Series E Preferred Stock, GE Capital shall be entitled to reasonable notice of and to attend all meetings of the Board of Directors of the Company as an observer. The Board of Directors may, however, exclude Toshiba or GE Capital, without prior notice, from attending any part of any meeting of the Board of Directors if the Board of Directors reasonably determines that the matters being discussed or to be discussed during such part of such meeting (i) are of such a competitively sensitive or confidential nature that disclosure to Toshiba or GE Capital could materially affect the Company's business, plans, or relationships, or (ii) are subject to the attorney-client privilege.

     2.6.  Subsidiaries.  The Company shall cause each of its subsidiary
           ------------
corporations to comply with the applicable covenants set forth in this Section 2 and Sections 3, 4 and 5 of this Agreement.

     2.7.  Key Person Insurance.  The Company will use commercially reasonable,
           --------------------
good faith efforts to obtain, own and maintain prior to the Effective Date, but in no event later than January 1, 2000, (i) directors' and officers' liability insurance in the amount of $3,000,000 and (ii) term life insurance policies on the following individuals and in the following face amounts, with the proceeds of such insurance policies payable to the Company: John Reimer ($1,000,000) and Petro Estakhri ($750,000). Copies of such directors' and officers' liability insurance and key person life insurance policies shall be delivered to any Holder upon written request.

     Section 3.  Board of Directors.
                 -------------------

     3.1.  Indemnification of Directors. The Bylaws of the Company will, at all
           ----------------------------
times, require the Company to indemnify its directors to the full extent permitted by applicable law.

     3.2.  Board Committees. In the event the Board of Directors creates an
           ----------------
Audit Committee or Compensation Committee of the Board, each of such committees shall include at least one (1) representative who is one of the two directors elected by holders of a majority interest of the Series C Preferred, voting as a separate class, pursuant to Subsection 5.5 of Article VI of the Company's Restated Articles of Incorporation (the "Series C Directors").

     3.3.  Reimbursement of Expenses. The Company agrees to pay for the
           -------------------------
reasonable out-of-pocket expenses incurred by (i) GE Capital when attending a meeting of the Board of Directors pursuant to Section 2.5 of this Agreement and
(ii) the Series C Directors, GE Capital and any director nominated by 1267104 Ontario, Ltd. pursuant to the Voting Agreement of even date herewith among the Company and the investor parties thereto when conducting the Company's business, including attending meetings of the Board of Directors and its committees.

     Section 4.  Right of First Refusal.
                 -----------------------

     4.1.  Right of First Refusal.  In the event that the Company issues any
           ----------------------
additional shares of its capital stock, except as set forth in Section 4.2 hereof, each Holder of at least 625,000 shares of Preferred Stock (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the Effective Date) shall have a right of first refusal on the terms and conditions specified herein. Each such Holder of Preferred Stock shall have a right of first refusal, for a period of thirty (30) days after notice from the Company, to purchase all or any portion of such Holder's Pro Rata Share (as defined below) of any "New Securities" as defined in Section 4.2 that the Company may from time to time issue after the date of this Agreement. The purchase price for such additional shares of capital stock under this right of first refusal shall be the price offered to or proposed to be paid to the Company by any purchasers, and such Holder's right to purchase its Pro Rata Share of any New Securities shall not be subject to increase if any other holder of such right of first refusal elects not to participate. "Pro Rata Share" shall be determined by multiplying the total number of New Securities by a fraction, the numerator of which shall be the number of shares of Common Stock (on an as-if-converted basis) owned by such holder of the right of first refusal; such number to be determined on a fully diluted basis with all securities, whether or not then convertible, exercisable or exchangeable, being deemed to be converted, exercised or exchanged; and the denominator of which shall be the total number of shares of Common Stock of the

Company outstanding on a fully diluted basis. Holders of two-thirds (2/3rds) of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together on an as-if-converted basis as a single class, may agree in writing to waive this right of first refusal as to all Holders. A Holder's failure to respond in writing to the Company's written notice of such sale, within the 30-day period shall be deemed to be a waiver of this right of first refusal as to such Holder.

     4.2.  New Securities.  "New Securities" shall mean any shares of Common
           --------------
Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such shares of Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:
                                                  ---- --- -------

          (i) any shares of the Company's Common Stock (and/or options or warrants therefor) issued or issuable to employees, officers, directors, or bona fide contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by a majority of the disinterested members of the Board of Directors of the Company;

          (ii) any shares of Series A Preferred issued under the Series A Purchase Agreement dated as of May 9, 1997 or any shares of Series B Preferred issued or issuable under the Note Purchase Agreement dated August 8, 1997 or any shares of Series C Preferred issued under the Series C Purchase Agreement dated as of February 23, 1998 or any shares of Series D Preferred issued under the Series D Purchase Agreement dated as of November 18, 1998 or any shares of Series E Preferred issued under the Purchase Agreement, as such agreements may be amended from time to time;

          (iii) any securities issuable upon conversion of or with respect to any of the Preferred Stock;

          (iv) any securities issuable upon exercise of the Warrants, the Series C Warrants, the Series E Warrants and the Bridge Loan Warrants (the "Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;

          (v) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

          (vi) any shares of Common Stock offered by the Company in connection with a public offering of the Company's Common Stock;

          (vii) any shares of Series E Preferred Stock issued or issuable upon
(A) the conversion of the convertible promissory note issued by the Company on or about May 13, 1999 in the principal amount of $150,000 or (B) the conversion of the convertible promissory notes issued by the Company on or about August 6, 1999 in the aggregate principal amount of $2,285,449.38;

          (viii) up to 200,000 shares of Common Stock or Preferred Stock (and/or options or warrants therefor) approved by the Company's Board of Directors and issued or issuable to unaffiliated parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, such number of shares being subject to proportional adjustment to reflect subdivisions, combinations and stock dividends affecting the number of outstanding shares of such stock; or

          (ix) securities issued pursuant to the acquisition of another corporation or entity by the Company, as approved by the Company's Board of Directors, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

Section 5.  Registration Rights.
            -------------------

5.1.  Required Registration.
      ---------------------

      5.1.1. If, at any time after the earlier of: (i) six (6) months after the Company's initial public offering of its Common Stock, or (ii) June 1, 2001, the Company shall receive a written request for registration under the Securities Act from (a) the record Holder or Holders of an aggregate of at least a majority of the then Registrable Common not previously registered under the Securities Act and sold or (b) the record Holder or Holders of an aggregate of at least one-fifth (1/5th) of the then outstanding Series E Preferred; provided that at least 500,000 shares of Series E Preferred remain outstanding (a "Registration Request"):

              (a) the Company shall promptly give written notice to all other record Holders of Registrable Common not previously registered under the Securities Act and sold that such registration is to be effected ("Registration Notice"); and

              (b) subject to the limitations and requirements set forth in this
       Section 5.1, the Company shall use its best efforts to prepare and file a registration statement under the Securities Act, covering the Registrable Common which is the subject of the Registration Request and such additional Registrable Common for which it has received written requests to register by such other record Holders: (i) within twenty (20) days after the delivery of the Registration Notice if the Company is subject to the reporting requirements of the Exchange Act or (ii) within forty-five (45) days after the delivery of the Registration Notice if the Company is not subject to such reporting requirements; and the Company shall use its best efforts to cause such registration statement to become effective as soon as is practicable after receipt of the Registration Request, but not later than sixty (60) days after receipt of such request.

          5.1.2. The Company shall be obligated (a) to proceed with filing the Registration Statement only if the anticipated gross offering proceeds based upon the public offering price per share proposed by the underwriters is at least $5,000,000, (b) to prepare, file and cause to become effective no more than two (2) registration statements pursuant to Registration Requests made by Holders of the Registrable Common under this Section 5.1 and no more than one (1) additional registration statement pursuant to a Registration Request made by the Holders of Series E Preferred under this
     Section 5.1 and (c) notwithstanding the provisions of Subsection 5.1.2(b) above, to prepare, file and cause to become effective no more than one (1) registration statement pursuant to a Registration Request made under this
     Section 5.1 during any six-month period.

          5.1.3.  If the Company shall furnish to such Holder(s) within thirty
     (30) days of a Registration Notice a certificate signed by the President of the Company stating that (i) the Company pursuant to an action approved by the Board of Directors has already a present plan to commence preparation of a Registration Statement and to file the same within sixty (60) days, or
     (ii) in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period ending not later than ninety (90) days from receipt of the request for registration. The Company may exercise its rights under this Section 5.1.3 not more than once in any one (1) year period.

          5.1.4. If the Holders submitting the Registration Request (the "Initiating Holders") intend to distribute the Registrable Common covered by such request by means of an underwriting, the Registration Request shall so indicate and the Company shall include such information in the Registration Notice. A majority in interest of the Initiating Holders shall select the underwriter, with the approval of the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require reducing the number of shares to be underwritten, then the number of shares of Registrable Common included in the underwriting shall be reduced pro rata among all participating Holders in proportion (as nearly as practicable) to the amount of Registrable Common owned by each participating Holder; provided, that, if in connection with a Registration Request made by the Holders of Series E Preferred, Registrable Common is being included in the underwriting pursuant to a Holder's incidental registration rights under
     Section 5.2, such reduction shall be made: (i) first, from the number of Registrable Common requested to be included in the underwriting pursuant to
     Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the registration by Holders pursuant to Section 5.2, and (ii) second, from the number of Registrable Common requested to be included in such underwriting by the applicable Initiating Holders, on a pro rata basis, based on the number of Registrable Common requested to be included in the registration by such Initiating Holders; provided, however
                                                              --------  -------
     that such reduction shall be made only if all other securities (other than Registrable Common) to be included already have been entirely excluded from the underwriting.

          5.1.5. In the event that the Initiating Holders determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Common covered thereby, and, unless the withdrawal is based on a materially adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their registration request, the Holders of such Registrable Common agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Common, and, if such Holders in fact so reimburse the Company, then the Holders of such Registrable Common shall not be deemed to have exercised their right to require the Company to register Registrable Common pursuant to this Section 5.1.

          5.1.6. If, at the time a Registration Request is received by the Company, the Company has already determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the Company's proposed offer and sale for cash of its securities and such registration is delayed pursuant to Section 5.1.3, the Registration Request shall be deemed to have been given pursuant to Section
     5.2 rather than this Section 5.1, and the rights and obligations of the Holders and the Company with respect to the Registration Request shall be governed by Section 5.2 hereof.

     5.2.  Incidental Registration.
           -----------------------

          5.2.1. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration on a form that does not permit the inclusion of shares by its security holders, but including a registration in response to a Registration Request), the Company shall give written notice of its determination to all record Holders of Registrable Common not theretofore registered under the Securities Act and sold (a "Participation Notice"). Upon the written request of a record Holder of any Registrable Common given within twenty (20) days after receipt of a Participation Notice, the Company will, except as herein provided, cause all such Registrable Common, the record Holders of which have so requested registration thereof, to be included in such registration statement, provided that all shares of Preferred Stock for which registration is requested shall be converted into Common Stock in such registration statement or such Holder shall deliver a written commitment to the Company to convert such Preferred Stock into shares of Common Stock simultaneously with the effective date of such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Common to be so registered. If any registration pursuant to this Section
     5.2 shall be underwritten in whole or in part, the

     Company may require that the Registrable Common requested for inclusion pursuant to this Section 5.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          5.2.2. Nothing contained in this Agreement shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security Holders who wish to proceed with a public offering of their securities and who bear all expenses incurred by the Company as the result of such registration arising after the Company has decided not to proceed.

          5.2.3. If in the good faith judgment of the managing underwriter of such public offering, marketing factors require the number of securities otherwise to be included in the underwritten public offering to be reduced or excluded such number may be reduced pro rata (by number of shares) or excluded among the Holders thereof requesting such registration; provided, however, that, (i) in connection with an offering initiated by the Company, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered for the account of the Company and (ii) in connection with a Registration Request made by the Holders of Series E Preferred, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered by the Initiating Holders, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Initiating Holders under Section 5.1 or 5.3; and, provided, further,
                                                            --------  -------
     that the number of Registrable Common included in any such registration is not reduced below 10 percent (10%) of the shares included in the registration, except for a registration relating to the Company's initial public offering, from which all Registrable Common may be excluded.

          5.2.4. The right of any Holder to include Registrable Common in any underwritten registration pursuant to this Agreement shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Common in the underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

      5.3.  Registration on Form S-3.  In case the Company shall receive from
            ------------------------
 any Holder of Registrable Common a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Common owned by such Holder, then the Company will: (i) promptly give written notice of the proposed registration and the Holder's request therefor, and any related qualification or compliance, to all other Holders of Registrable Common and (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Common as are specified in such request, together with all or such portion of the Registrable Common of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company. Whenever the Company files a registration statement on Form S-3 in response to a Holder's written request pursuant to this Section 5.3, the Company shall be obligated (a) to proceed with filing the registration statement on Form S-3 only if Form S-3 is available for the offering and the anticipated gross offering proceeds based upon the public offering price per share proposed by the underwriters, if any, is at least $500,000, and (b) to prepare, file and cause to become effective no more than two (2) registration statements pursuant to requests made under this
Section 5.3 during any twelve-month period. Except as otherwise provided in this
Section 5.3, the provisions of Section 5.2 shall govern Registration Requests pursuant to this Section 5.3.

     5.4. Registration Procedures. When the Company is required by the terms of
          -----------------------
this Agreement to effect the registration of Registrable Common under the Securities Act, the Company will do the following:

          5.4.1.  As promptly as practicable, and in any event within ninety
(90) days, prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months or until the distribution described in the registration statement has been completed.

          5.4.2. As promptly as practicable, prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months or until the distribution described in the registration statement has been completed.

          5.4.3. Within a reasonable time not to exceed ten (10) business days prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing which the Company makes pursuant to the Exchange Act) under Section 5.1 or 5.2, furnish to the Initiating Holders participating in such registration and to the underwriters of the securities being registered copies of such registration statement or prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Holders (and one legal counsel to be mutually agreed upon by the Holders) during such period. Thereafter, the Company shall furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the disposition of such securities.

          5.4.4. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

          5.4.5. Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

          5.4.6. Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

          5.4.7. Prepare and file with the Commission any amendments or supplements to such registration statement or prospectus which are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of all securities covered by such registration statements.

          5.4.8. Notify such Holders of Registrable Common covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of an event with respect to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common, such prospectus will not contain, with respect to the Company, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were make, not misleading. The Company shall prepare and promptly file a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common, such prospectus will not contain, with respect to the Company, any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          5.4.9. Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         5.4.10. Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

         5.4.11. At the request of any such Holder, furnish: (i) an opinion, dated as of the closing date of the offering, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request; and (ii) letters, dated as of the effective date of the registration statement and as of the closing date of the offering, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, in each case in form and substance as is customary in an underwritten public offering.

         5.4.12. Use commercially reasonable efforts to cause the Registrable Common covered by such registration statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over the counter market on which securities of the same class and series as the Registrable Common are then listed or traded upon the sale of such Registrable Common pursuant to such Registration Statement.

         5.4.13. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     5.5.  Expenses.  All expenses incurred in connection with a registration
           --------
pursuant to Sections 5.1 and 5.3 hereof (except as otherwise provided in such Section) and with respect to each inclusion of Registrable Common in a registration statement pursuant to Section 5.2 hereof (except as otherwise provided in such Section), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one special counsel for the selling security Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 5 shall bear such Holder's proportionate share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

     5.6.  Indemnification. In the event that any Registrable Common is included
           ---------------
in a registration statement under Section 5.1, 5.2 or 5.3 hereof:

           5.6.1. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Common which are included in a registration statement pursuant to the provisions hereof, its respective directors and officers, and any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such underwriter and controlling Person with respect to, any and all loss, damage, liability (collectively, "Losses") to which such Holder or any such underwriter or controlling Person may become subject under the Securities Act, state securities laws or otherwise, and the Company will pay to each such Holder, underwriter or controlling person any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as such Losses are caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling Person in writing specifically for use in the preparation of such registration statement, any prospectus contained therein or any amendment or supplement thereto, provided however, that the indemnity agreement in this
Section 5.6 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and that the foregoing indemnity obligation with respect to any preliminary prospectus shall not inure to the benefit of any Holder on account of any Loss whatsoever arising from the sale of any Registrable Common by such Holder to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such Holder prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such Holder to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus from which such Loss arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid).

          5.6.2. Each Holder of Registrable Common which is included in a registration statement pursuant to the provisions hereof will indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Holder selling securities pursuant to such registration statement, any controlling Person of any such selling Holder, any underwriter and any controlling Person of any such underwriter (each, an "Indemnitee") from and against, and will reimburse any Indemnitee with respect to, any and all Losses to which such Indemnitee may become subject under the Securities Act, state securities laws or otherwise, and the Company will pay to each such Holder, underwriter or controlling person any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as (but only insofar as) such Losses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof, and provided, however, that the indemnity agreement in this Section 5.6 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld, and that the foregoing indemnity obligation with respect to any preliminary prospectus shall not inure to the benefit of any Indemnitee on account of any Loss whatsoever arising from the sale of any securities by any Indemnitee to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such Indemnitee prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such Indemnitee to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus from which such Loss arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid); provided, further that the obligations of Indemnifying Holders under this Section 5.6 shall be limited to an amount equal to the proceeds to such Indemnifying Holder of Registrable Common sold as contemplated herein.

          5.6.3. Promptly after receipt by a party entitled to indemnification pursuant to this Section 5.6 (each, an "Indemnified Party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such Indemnified Party will, if a claim is to be made against the party obligated to provide indemnification pursuant to this section (each, an "Indemnifying Party"), promptly notify the Indemnifying Party of the commencement thereof; but the omission to provide such notice will not relieve the Indemnifying Party from any liability hereunder, except to the extent that the delay in giving, or failing to give, such notice has a material adverse effect upon the ability of the Indemnifying Party to defend against the claim. In case such action is brought against an Indemnified Party, the Indemnifying Party shall have the right to participate in and, at the Indemnifying Party's option, to assume the defense thereof, singly or jointly with any other Indemnifying Party similarly notified, with counsel satisfactory to the Indemnified Party; provided, however, that if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to any Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select counsel to participate in the defense of such action on behalf of such Indemnified Party at the expense of the Indemnifying Party; provided that the Indemnifying Party shall be responsible for the expense of only one such special counsel selected jointly by the Indemnified Parties, if there is more than one Indemnified Party. After notice from an Indemnifying Party to any Indemnified Party of such Indemnifying Party's election to assume the defense or the action, the Indemnifying Party will not be liable to such Indemnified Party pursuant to this Section 5.6 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the proviso of the preceding sentence, or (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying

Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party.

     5.7.  Exceptions to and Termination of Registration Obligations. The
           ---------------------------------------------------------
Company shall not be obligated to effect a registration (i) during the one hundred eighty (180) day period commencing with the date of the Company's initial public offering or (ii) if the Company delivers to the Holders of the Registrable Common within thirty (30) days of any Registration Request the notice permitted by Section 5.1.3 and so files with such period described in the notice. Section 5 of this Agreement, and the registration rights set forth herein, shall terminate upon the earlier to occur of (a) the expiration of five
(5) years following the Company's initial public offering or (b) with respect to any holder of less than one percent (1%) of the Company's Common Stock on an as-if-converted basis, that time following the Company's initial public offering that such holder is able to sell all of such holder's Preferred Stock and Common Stock during any ninety (90) day period.

     5.8.  Cooperation.  Any Holder whose Registrable Common are to be included
           -----------
in a Registration Statement either filed pursuant to a demand or as part of a Company registration agrees to cooperate with all reasonable requests by the Company necessary to effectuate the purposes of this Section 5, including by timely providing the Company with all information necessary to file a registration statement.

     5.9.  "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
           ----------------------------
following the effective date of a registration statement of the Company's initial sale of securities under the Securities Act, for the period of time and to the extent reasonably requested by the underwriter(s) and the Company, such Holder shall not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by such Holder, directly or indirectly, except securities covered by the registration statement and transfers to donees who agree to be similarly bound) for the period; provided however, that (i) the executive officers and directors of the Company, as well as any holder of at least five percent (5%) of the Company's Preferred Stock or Common Stock, shall have agreed to be bound by substantially the same terms and conditions, (ii) the time period requested for such market stand-off shall not exceed one hundred eighty (180) days, and (iii) the restriction shall not apply to a registration relating solely to employee, consultant or advisor benefit plans on Form S-1 or Form S-8 (or similar forms promulgated after the date hereof) or a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act on Form S-4 (or similar forms promulgated after the date hereof). The Company may impose stop-transfer instructions during such stand-off period with respect to the securities of each Holder subject to this restriction if necessary to enforce such restrictions.

     5.10. Limitations on Additional Registration Rights.  From and after the
           ---------------------------------------------
date of this Agreement, unless holders of at least two-thirds (2/3rds) of the Registrable Common have consented, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities except for agreements granting new registration rights which are subordinate to the registration rights granted to Holders herein.

     Section 6.  Termination of Certain Covenants.  The obligations of the
                 --------------------------------
Company under Sections 2, 3 and 4 of this Agreement, notwithstanding any provisions hereof apparently to the contrary, shall terminate and shall be of no further force or effect (i) immediately prior to the closing date of a consolidation with or merger of the Company into another company or entity if such merger or consolidation would result in the shareholders of the Company immediately prior to such consolidation or merger holding less than a majority of the voting power of the stock of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) immediately after such consolidation or merger or (ii) on the closing date of a Qualified Public Offering. The term "Qualified Public Offering" means a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which is not less than $6.18 per share (as adjusted for any stock dividends, recapitalizations, combinations or splits with respect to such shares) with gross proceeds to the Company of $20,000,000 in the aggregate before deduction of underwriters commissions and expenses.

     Section 7.  Miscellaneous.
                 --------------

     7.1.  Waivers, Amendments and Approvals.  In each case in which approval of
           ---------------------------------
the Holders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of Holders owning at least two-thirds (2/3rds) of the Registrable Common, voting together on an as-if-converted basis and as a separate class, unless otherwise provided herein. Unless otherwise provided herein, any term or provision of this Agreement requiring performance by or binding upon the Company or Holders may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Company and the Holders of at least two-thirds (2/3rds) of the Registrable Common, voting together on an as-if-converted basis and as a separate class. Notwithstanding the previous sentence and in lieu of the vote required therein, no such amendment or waiver shall (i) adversely affect the rights of a Holder, to (A) attend Board meetings pursuant to Section 2.5 or (B) receive expense reimbursement pursuant to Section 3.3 without the written consent of the affected Holder, or (ii) adversely affect the rights of the Holders of Series E Preferred to make a Registration Request pursuant to Sections 5.1.1 and 5.1.2 without the written consent of four-fifths (4/5ths) of the Series E Preferred. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon the Holders (including permitted assigns pursuant to Section 7.10 hereof). Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the Holders who have not previously consented thereto in writing.

     7.2.  Written Changes, Waivers, Etc.  Neither this Agreement nor any
           ------------------------------
provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 7.1.

     7.3.  Notices. All notices, requests, consents and other communications
           -------
required or permitted hereunder shall be in writing and shall be personally delivered or mailed first-class postage prepaid, registered or certified mail or dispatched by a recognized delivery service or via facsimile, as follows:

          7.3.1. to a Holder, addressed to such Holder at the address(es) set forth on Schedule 1 as to the Shareholders and Schedule 2 as to the
              ----------                            ----------
     Investors; and

          7.3.2.  to the Company, to:

                  Lexar Media, Inc.
                  47421 Bayside Parkway
                  Fremont, California 94538
                  Attention:  President
                  Fax: 510-413-1255

and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

     7.4.  Survival of Representations, Warranties, Agreements, Etc. All
           --------------------------------------------------------
representations, warranties, covenants and agreements contained herein or in any certificate delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement or such certificate, as the case may be, any investigation at any time made by the Holders or on their behalf, and the closing of the transactions contemplated by the Purchase Agreement. All statements contained in any certificate, instrument or other writing prepared by or on behalf of the Company and delivered by the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

     7.5.  Delays or Omissions.  Except as expressly provided herein, no delay
           -------------------
or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under the Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

     7.6.  Other Remedies.  Any and all remedies herein expressly conferred upon
           --------------
a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     7.7.  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     7.8.  Entire Agreement.  This Agreement, the schedules hereto, the Purchase
           ----------------
Agreement and the exhibits thereto, including the Right of First Refusal and Co-Sale Agreement attached thereto as Exhibit E and the Voting Agreement attached thereto as Exhibit F, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including, without limitation, (i) the Investors' Rights Agreement dated November 18, 1998, among the Company and the investor parties thereto and (ii) the Summary of Proposed Principal Terms dated August 18, 1999. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     7.9.  Severability.  Should any one or more of the provisions of this
           ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     7.10. Successors and Assigns.  The terms and conditions of this Agreement
           ----------------------
shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto; provided, however, that the rights of a Holder under this Agreement may be assigned only (i) to a partner or retired partner of the assigning Holder if such assigning Holder is a partnership, provided that such assignee is an accredited investor within the meaning of the Securities Act, (ii) to any Affiliate of the assigning Holder, if such assignee is an accredited investor within the meaning of the Securities Act, (iii) to any family member of, or trust for the benefit of, the assigning Holder or (iv) concurrent with the sale or transfer to such assignee of at least 250,000 shares (subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Company) of the Preferred Stock (including, for such purpose, on a proportionate basis, any shares of Common Stock into which any shares of Preferred Stock have been converted) or Registrable Common then held by such Holder. Unless otherwise provided in this Agreement, any Holder making an assignment in connection with the sale or transfer of only a portion of its shares shall retain its rights under this Agreement for the shares not sold or transferred; provided that GE Capital shall not make an assignment of its rights under Section 5.1.1 or 5.1.2 of this Agreement except upon the sale or transfer of all of the shares of Registrable Common held by GE Capital. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision contained elsewhere in this Agreement, upon the transfer of shares by any of the parties hereto, no claims or causes of action arising out of or related to this Agreement existing as of the transfer date shall be transferred by such party to any respective heir, successor, assign or permitted transferee, provided that the transfer of shares shall not be deemed a waiver by the transferring party of any such claim or cause of action.

     7.11.  Governing Law.  This Agreement shall be governed by and construed
            -------------
under the laws of the State of California.

     7.12.  Counterparts.  This Agreement may be executed concurrently in two
            ------------
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.13.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY,
            --------------------
VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTORS ENTERING INTO THIS AGREEMENT.

     7.14.   New Investors.  Notwithstanding anything herein to the contrary, if
             -------------
pursuant to Section 3.2 of the Purchase Agreement, additional parties purchase shares of Series E Preferred as "New Investors" thereunder, then each such new Investor shall become a party to this Agreement as an "Investor" hereunder, without the need for any consent, approval or signature of any Investor; provided, however, that such New Investor has: (i) purchased shares of Series E Preferred under the Purchase Agreement and paid the Company all consideration payable for such shares and (ii) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.


                  (Balance of Page intentionally left blank.)

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

COMPANY:                      LEXAR MEDIA, INC.


                              By: ____________________________________________
                                 Name:  Mr. John Reimer
                                 Title:  President and Chief Executive Officer



HOLDERS:                      GE CAPITAL EQUITY INVESTMENTS, INC.
                              a Delaware corporation


                              By: ____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________



                              VAN WAGONER CAPITAL MANAGEMENT


                              By: _____________________________________________
                                 Name:  Mr. Garret Van Wagoner
                                 Title: _______________________________________



                              LAGUNITAS PARTNER, LP ($700,000)


                              By: _____________________________________________
                                 Name:  Mr. Jon D. Gruber
                                 Title: _______________________________________



                 (Signature Page to Investors Rights Agreement)

                              GRUBER & McBAINE INTERNATIONAL
                              ($200,000)


                              By: _____________________________________________
                                 Name:  Mr. Jon D. Gruber
                                 Title: _______________________________________



                              JON D. GRUBER ($100,000)


                              By: _____________________________________________
                                 Name:  Mr. Jon D. Gruber
                                 Title: _______________________________________


                              SUN AMERICA INC.


                              By OKGBD & Co.
                              Its Nominee


                              By: _____________________________________________
                                 Name:  Mr. Rafael Fogel
                                 Title: _______________________________________



                              OLYMPUS OPTICAL CO., LTD.


                              By: _____________________________________________
                                 Name:  Masanori Tom Nakashima
                                 Title:________________________________________



             (Second Signature Page to Investors Rights Agreement)

                              MELLON VENTURES, L.P.

                              By MVMA, L.P.
                              Its General Partner

                                    By MVMA, Inc.
                                    Its General Partner


                                    By: _______________________________________
                                      Name:  Mr. Jeffrey H. Anderson
                                      Title: __________________________________



                              1267104 ONTARIO, LTD.


                              By: _____________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________



                              ST. PAUL VENTURE CAPITAL V, LLC


                              By: _____________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________



              (Third Signature Page to Investors Rights Agreement)

                               ST. PAUL VENTURE CAPITAL AFFILIATES
                               FUND I, LLC

                               By St. Paul Venture Capital, Inc.
                               Its Manager


                               By: ____________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________


                               APV TECHNOLOGY PARTNERS II, L.P.

                               By APV Management Co. II, LLC,
                               Its Managing General Partner


                               By: ____________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________



                               THOMVEST HOLDINGS, INC.


                               By: ____________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________



                               THE JOHN TU AND MARY TU TRUST,
                               DATED JUNE 16, 1995


                               By: ____________________________________________
                                  Name:  John Tu
                                  Title:  Trustee

             (Fourth Signature Page to Investors Rights Agreement)

                              DECLARATION OF TRUST OF DAVID
                              SUN AND DIANA SUN,
                              DATED FEBRUARY 26, 1986


                              By: _____________________________________________
                                 Name: David Sun
                                 Title: Co-Trustee


                              By: _____________________________________________
                                 Name: Diana Sun
                                 Title: Co-Trustee



                              TOSHIBA AMERICA ELECTRONIC
                              COMPONENTS, INC.


                              By: _____________________________________________
                                 Name: ________________________________________
                                 Title: _______________________________________



                              JOHN A. ROLLWAGEN REVOCABLE
                              TRUST U/A DATED SEPTEMBER 13, 1991


                              By: _____________________________________________
                                 Name: John A. Rollwagen
                                 Title: Co-Trustee


                              By: _____________________________________________
                                 Name: Beverly J. Rollwagen
                                 Title: Co-Trustee


              (Fifth Signature Page to Investors Rights Agreement

                                   SCHEDULE 1
                              List of Shareholders
                              --------------------

Toshiba America Electronic Components, Inc.
9775 Toledo Way
Irvine, CA 92718

F&W Investments 1997
c/o Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94806

Norwest Bank Minnesota, N.A.
fbo John Rollwagen SEP IRA
Sixth and Marquette
Minneapolis, MN 55402
Attn:  William Bard

1267104 Ontario, Ltd.
65 Queen Street West, Suite 2400
Toronto M5H ZM8
Canada

SIP Global I, L.P.
c/o Maples and Calder
P.O. Box 309 Ugland House
South Church Street, Grand Cayman
Cayman Islands, British West Indies

                                   SCHEDULE 2
                               List of Investors
                               -----------------


GE Capital Equity Investments, Inc.
c/o GE Equity Investments, Inc.
185 Berry Street
Suite 3600
San Francisco, CA 94107

Van Wagoner Capital Management
345 California Street
Suite 2450
San Francisco, CA 94104

Lagunitas Partner, LP
c/o Jon D. Gruber
50 Osgood Place
Penthouse
San Francisco, CA 94133

Gruber & McBaine International
c/o Jon D. Gruber
50 Osgood Place
Penthouse
San Francisco, CA 94133

Jon D. Gruber
c/o Jon D. Gruber
50 Osgood Place
Penthouse
San Francisco, CA 94133

SunAmerica Investments Inc.
c/o OKGBD & Co.
1999 Avenue of the Stars
Suite 3800
Los Angeles, CA 90067

Olympus Optical Co., Ltd.
San-Ei Building
22-2 Nishi-Shinjuku 1-chome
Shinjuku-ku
Tokyo 163-8610 Japan

Mellon Ventures, L.P.
c/o MVMA, Inc.
400 S. Hope Street
5th Floor
Los Angeles, CA 90071-2806

St. Paul Venture Capital V, LLC
c/o St. Paul Venture Capital, Inc.
10400 Viking Drive,
Suite 550
Eden Prairie, MN 55344

St. Paul Venture Capital Affiliates Fund I, LLC
c/o St. Paul Venture Capital, Inc.
10400 Viking Drive
Suite 550
Eden Prairie, MN 55344

APV Technology Partners II, L.P.
c/o APV Management Co. II, LLC
535 Middlefield Road, Suite 150
Menlo Park, CA 94025

The John Tu and Mary Tu Trust, dated June 16, 1995
c/o Kingston Technology Corporation
17150 Newhope Street
Suite 503
Fountain Valley, CA 92708

Declaration of Trust of David Sun and Diana Sun, dated February 26, 1986
c/o Kingston Technology Corporation
17150 Newhope Street
Suite 503
Fountain Valley, CA 92708

Thomvest Holdings, Inc.
65 Queen Street West, Suite 2400
Toronto, Ontario
Canada
M5H 2M8

John Rollwagen Revocable Trust U/A
dated September 13, 1991
c/o John A. Rollwagen
1315 Foshay Tower
Minneapolis, MN 55402

                              AMENDMENT NO. 1 TO
                          INVESTORS RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT dated December __, 1999 (this "Amendment") amends a certain Investors Right Agreement dated as of
       ---------
September 28, 1999 by and among Lexar Media, Inc., a California corporation (the "Company"), certain existing shareholders of the Company who are listed on
 -------
Schedule 1 attached thereto and certain investors listed on Schedule 2 thereto
----------                                                  ----------
(the "Investors Rights Agreement").  Capitalized terms not otherwise defined
      --------------------------
herein have the respective meanings given them in the Investors Rights
Agreement.

                                    RECITALS

     A. Section 7.1 of the Investor Rights Agreement states in part that any term or provision of the Investors Rights Agreement may be amended by a writing signed by the Company and holders of at least two-thirds (2/3rds) of the Registrable Common.

     B. The undersigned parties include the Company and the holders of at least two-thirds (2/3rds) of the Registrable Common.

     C. The Board of Directors of the Company has approved this Amendment at a meeting of the Board of Directors on December __, 1999.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Investors Rights Agreement as follows:

     1. Section 1.22 of the Investors Rights Agreement is amended by adding a reference to the Warrant to Purchase Common Stock of the Company granted to Fenwick and West LLP as of an even date herewith. Section 1.22 shall read in its entirety as follows:

          1.22.  "Warrants" means the warrants to purchase 125,000 shares of the
                  --------
     Company's Common Stock granted to certain of the Investors as of January 16, 1998, the warrant granted to SMART Modular Technologies, Inc. as of an even date herewith to purchase up to a certain number of shares of the Company's Common Stock as set forth in the warrant and the warrant granted to Fenwick & West LLP as of December __, 1999 to purchase up to a certain number of shares of the Company's Common Stock as set forth in the warrant.

     2. Section 4.2(i) is amended to exclude certain securities from the definition of the "New Securities" that are subject to each Holders' right of first refusal. Section 4.2(i) shall read in its entirety as follows:

          (i) any shares of the Company's Common Stock (and/or options, warrants or rights therefor) issued or issuable to employees, officers, or directors, or bona fide contractors, consultants or legal, financial or other advisers to, the Company or any of its subsidiaries pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by a majority of the disinterested members of the Board of Directors of the Company.

     3. Except as expressly modified by this Amendment, all terms of the Investors Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


COMPANY:                         LEXAR MEDIA, INC.


                                 By: ___________________________________________
                                    Name: Mr. John Reimer
                                    Title: President and Chief Executive Officer

SHAREHOLDERS:
                                 _______________________________________________
                                 John Reimer


                                 _______________________________________________
                                 Petro Estakhri


                                 _______________________________________________
                                 Mahmud ("Mike") Assar



SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

INVESTORS:                         GE CAPITAL EQUITY INVESTMENTS, INC.
                                   a Delaware corporation


                                   By: _________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________



SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

                                          ST. PAUL VENTURE CAPITAL IV, LLC


                                          By: __________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                          ST. PAUL VENTURE CAPITAL V, LLC


                                          By: __________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                          ST. PAUL VENTURE CAPITAL AFFILIATES
                                          FUND I, LLC

                                          By St. Paul Venture Capital, Inc.,
                                          Its Manager


                                          By: __________________________________
                                             Name: _____________________________
                                             Title: ____________________________




        SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

                                           APV TECHNOLOGY PARTNERS II, L.P.


                                           By APV Management Co. II, LLC,
                                           Its Managing General Partner

                                           By: _________________________________
                                              Name: ____________________________
                                              Title: ___________________________




SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

                                    THE JOHN TU AND MARY TU TRUST,
                                    DATED JUNE 16, 1995


                                    By: ________________________________________
                                       Name: John Tu
                                       Title: Trustee




SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

                               DECLARATION OF TRUST OF DAVID SUN
                               AND DIANA SUN, DATED FEBRUARY 26, 1986

                               By: _____________________________________________
                                  Name: David Sun
                                  Title: Co-Trustee


                               By: _____________________________________________
                                  Name: Diana Sun
                                  Title: Co-Trustee



SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT

                                  THOMVEST HOLDINGS, INC.


                                  By: __________________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________



SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTORS RIGHTS AGREEMENT